Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Roper Industries, Inc.:

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company’s previously filed Registration Statements No.’s 33-71094, 33-77770, 33-78026, 333-36897, 333-73139, 333-35672, 333-35666, and 333-35648

ARTHUR ANDERSEN LLP

Atlanta, Georgia
January 26, 2001